Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

AnalogicTech Updates Outlook for First Quarter 2006

Sunnyvale, CA – April 18, 2006 – Advanced Analogic Technologies Incorporated (AnalogicTech) (Nasdaq: AATI), a developer of power management semiconductors for mobile consumer electronic devices, today provided an outlook for the first quarter ended March 31, 2006.

Based upon preliminary data, AnalogicTech expects to report revenue for the quarter ending March 31, 2006, of approximately $18.3 million, a new record high for the first quarter, up approximately 28% from the same quarter a year ago and down approximately 15% sequentially from the fourth quarter ended December 31, 2005. First quarter revenue was below management’s expectations primarily due to slightly lower than expected sales in China and Taiwan.

Un-audited gross profit margins in the first quarter are estimated by the Company to be approximately 61% of revenue, within the Company’s target range of 58% to 62%.

General and Administrative expenses were approximately $0.7 million higher than planned, primarily due to litigation costs and expenses incurred during the quarter associated with a contemplated secondary offering that stockholders and the Company determined not to pursue at this time. Given the foregoing, the Company estimates on a GAAP basis first quarter earnings of breakeven to $0.01 per share.

This outlook for the first quarter ended March 31, 2006, is an estimate. Results are subject to change based on a quarterly review by the Company’s independent financial auditors.

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AnalogicTech will release full financial results for the first quarter on May 4, 2006, after the market closes and will host a conference call for analysts and investors to discuss the results at 5:00 p.m. Eastern Time. To participate in the live call, analysts and investors should dial (800) 218-9073 at least ten minutes prior to the call. AnalogicTech will also offer a live and archived webcast of the conference call, accessible from the company’s investor relations website at www.aati.com or via the corporate website, www.analogictech.com. A telephonic replay of the conference call will also be available until 11:59 p.m. Pacific Time on Monday, May 8, 2006, by dialing (800) 405-2236 and entering the passcode: 11058142#. Callers outside the U.S. and Canada may access the replay by dialing (303) 590-3000 and entering the passcode 11058142#.

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For More Information

Investor Contact:

Lisa Laukkanen

The Blueshirt Group

+1 415 217 4967

lisa@blueshirtgroup.com

About AnalogicTech

Advanced Analogic Technologies Incorporated (AnalogicTech) is a supplier of Total Power Management semiconductor solutions for mobile consumer electronic devices, such as wireless handsets, notebook and tablet computers, smartphones, digital cameras, wireless LAN, and personal media players. The company focuses its design and marketing efforts on the application-specific power management needs of consumer, communications, and computing applications in these rapidly evolving devices. AnalogicTech also develops and licenses device, process, package, and application-related technology. AnalogicTech is headquartered in Sunnyvale, California, with offices in South Korea, Taiwan, Hong Kong, Macau, Shanghai, Shenzhen, Beijing, Japan, Sweden, UK, and France, as well as a worldwide network of sales representatives and distributors. The company is listed on the NASDAQ exchange under the ticker symbol AATI. For more information, please visit the AnalogicTech website: www.analogictech.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Statements contained in this release that are not historical facts are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including financial projections and forecasts, involve risks and uncertainties that could cause AnalogicTech’s actual results to differ materially from our current expectations. Factors that could cause AnalogicTech’s results to differ materially from those set forth in these forward-looking statements include customers’ cancellation or modification of their orders; our failure to accurately forecast demand for our products; the loss of, or a significant reduction in orders from, any of our significant customers; fluctuations in our operating results; our inability to develop and sell new products; defects in or failures of our products; the expense and uncertainty involved in our customer design-win efforts; the financial viability of the distributors of our products; consumer demand for cellular phones and other mobile consumer electronic devices; worldwide economic and political conditions, particularly in Asia; fluctuations in our costs to manufacture our products; our reliance on third parties to manufacture, test, assemble and ship our products; our ability to retain and attract key personnel; our ability to compete with

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our competitors; and our ability to protect our intellectual property rights and not infringe the intellectual property rights of others. Other factors that may cause our actual results to differ from those set forth in the forward-looking statements contained in this press release and that may affect our prospects in general are described in our filings with the Securities and Exchange Commission, including our Registration Statement on Form S-1 related to our initial public offering. AnalogicTech undertakes no obligation to update or revise forward-looking statements to reflect subsequent events or changed assumptions or circumstances.

AnalogicTech and the AnalogicTech logo are trademarks of Advanced Analogic Technologies Incorporated. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.

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